   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998

                                                REGISTRATION NO. 333-57283
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       CROWN CASTLE INTERNATIONAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     4899                  76-0470458
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD        (I.R.S. EMPLOYER
 OF INCORPORATION OR             INDUSTRIAL           IDENTIFICATION NUMBER)
    ORGANIZATION)            CLASSIFICATION NUMBER)

                               510 BERING DRIVE
                                   SUITE 500
                             HOUSTON, TEXAS 77057
                                (713) 570-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                           MR. CHARLES C. GREEN, III
                           EXECUTIVE VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                       CROWN CASTLE INTERNATIONAL CORP.
                               510 BERING DRIVE
                                   SUITE 500
                             HOUSTON, TEXAS 77057
                                (713) 570-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:
        STEPHEN L. BURNS, ESQ.               KIRK A. DAVENPORT, ESQ.
        CRAVATH, SWAINE & MOORE                 LATHAM & WATKINS
           825 EIGHTH AVENUE                    885 THIRD AVENUE
       NEW YORK, NEW YORK 10019             NEW YORK, NEW YORK 10022

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the New York Stock Exchange and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in the Registration Statement, other than underwriting discounts and commissions:

      SEC registration fee............................................. $88,500
      NASD filing fee..................................................  30,500
      NYSE listing fee.................................................    *
      Printing and engraving expenses..................................    *
      Legal fees and expenses..........................................    *
      Accounting fees and expenses.....................................    *
      Transfer agent and registrar fees................................    *
      Miscellaneous....................................................    *
                                                                        -------
        Total.......................................................... $
                                                                        =======

--------
* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

  Accordingly, the Certificate of Incorporation and the amendments thereto dated July 2, 1996, February 19, 1997, June 16, 1997, and October 31, 1997 of the Company (filed herewith as Exhibits 3.1 through 3.5) provide that the Company shall, to the maximum extent permitted from time to time under the DGCL indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason or the fact that he is or was or has agreed to be a director, officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

  Furthermore, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

  The Company's By-laws provide that the Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Company's By-laws further provide that the Company shall similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In each of the sales described below, unless otherwise indicated, the Company (or the relevant predecessor) relied on Section 4(2) of the Securities Act of 1933 for exemption from registration. No brokers or underwriters were used in connection with any of such sales. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates, warrants and notes issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information about the Company.

  Through May 31, 1998, the Company had raised approximately $367.0 million through private sales of debt and equity securities in a series of private placements with various institutional and other accredited investors and certain employees of the Company as described below.

  CTC Investment. On January 11, 1995, CTC, a predecessor to CCIC, sold (i) to Ted B. Miller, Jr. and Edward C. Hutcheson, Jr. (collectively, the "Initial Stockholders") 270,000 shares of Class A Common Stock, par value $.01 per share, of CTC for $270,000 and (ii) to Centennial Fund IV, Berkshire Fund III, A Limited Partnership (via Berkshire Fund III Investment Corp.) and certain trusts and natural persons that are now members of Berkshire Investors LLC (collectively, the "Berkshire Fund III Group") and J. Landis Martin (collectively, the "CTC Purchasers"), (A) 270,000 shares Class B Common Stock, par value $.01 per share, of CTC for $270,000, (B) 730,380 shares of Series A Convertible Preferred Stock, par value $.01 per share, of CTC for $4,382,280 and (C) $3,867,720 principal amount of Convertible Secured Subordinated Notes of CTC (the "CTC Notes") for $3,867,720. As of February 1997, all the CTC Notes had been converted into 644,620 shares of Series A Convertible Preferred Stock of the Company. The proceeds received on January 11, 1995 were used by CTC for the acquisition of towers and ancillary assets from PCI and for working capital.

  Pursuant to a Securities Exchange Agreement (the "Securities Exchange Agreement"), dated as of April 27, 1995, among the Company, CTC, the Initial Stockholders and the CTC Purchasers, such parties effectively made CCIC the holding company of CTC and converted some of the obligations of CTC into capital stock of CCIC. Transactions pursuant to the Securities Exchange Agreement included (i) Centennial Fund IV transferring 208,334 shares of CTC Series A Convertible Preferred Stock to Berkshire Fund III Group in exchange for $1,250,004 principal amount of CTC Notes, (ii) Berkshire Fund III Group and J. Landis Martin converting all remaining CTC Notes held by them ($742,452 principal amount) into 123,742 shares of CTC Series A Convertible Preferred Stock, (iii) all the outstanding shares of capital stock of CTC being exchanged for similar stock of CCIC and (iv) the remaining CTC Notes ($3,125,268 principal amount) becoming convertible into shares of Series A Convertible Preferred Stock (all of which CTC Notes were subsequently converted in February 1997).

  As a result of the exchange of CTC capital stock for CCIC capital stock, each Initial Stockholder received 135,000 shares of existing Class A Common Stock, Centennial Fund IV received 216,000 shares of Class B Common Stock and 145,789 shares of Series A Preferred Stock, Mr. Martin received 41,666 shares of Series A Preferred Stock and Berkshire Fund III Group received 54,000 shares of Class B Common Stock and 666,667 shares of Series A Preferred Stock. In July 21, 1995, Robert F. McKenzie became a party by amendment to the Securities Exchange Agreement and received 8,333 shares of Series A Preferred Stock.

  1996 Investors Investment. Pursuant to a Securities Purchase Agreement, dated as of July 15, 1996, among the Company, Berkshire Fund III Group, Centennial Fund IV, J. Landis Martin, Edward C. Hutcheson, Jr. and Robert F. McKenzie, the Company privately placed 864,568 shares of its Series B Convertible Preferred Stock, par value $.01 per share ("Series B Convertible Preferred Stock"), for an aggregate purchase price of $10,374,816. Berkshire Fund III Group paid $6,000,000 for 500,000 shares, Centennial Fund IV paid $3,724,812 for 310,401 shares, Mr. Martin paid $500,004 for 41,667 shares, Mr.
Hutcheson paid $99,996 for 8,333 shares and Mr. McKenzie paid $50,004 for 4,167 shares. The proceeds received on July 15, 1996 were used for (i) the purchase of the towers and microwave and SMR businesses from Motorola in Puerto Rico, (ii) an option payment relating to the acquisition of TEA and TeleStructures and (iii) working capital.

  Berkshire Fund IV Investment. Pursuant to a Securities Purchase Agreement, dated as of February 14, 1997, among the Company, Centennial Fund V and Centennial Entrepreneurs Fund V, L.P. (collectively, the "Centennial Fund V Investors" and, together with Centennial Fund IV, the "Centennial Group"), Berkshire Fund IV, Limited Partnership (via Berkshire Fund IV Investment Corp.), and certain trusts and natural persons which are members of Berkshire Investors LLC (collectively, the "Berkshire Fund IV Group" and, together with Berkshire Fund III Group, the "Berkshire Partners Group"), PNC Venture Corp., Nassau Capital Partners II L.P. ("Nassau Capital"), NAS Partners I L.L.C. ("NAS Partners" and, together with Nassau Capital, the "Nassau Group"), Fay, Richwhite Communications Limited ("Fay Richwhite"), J. Landis Martin and Robert F. McKenzie, the Company privately placed 3,529,832 shares of its Series C Convertible Preferred Stock, par value $.01 per share ("Series C Convertible Preferred Stock"), for an aggregate purchase price of $74,126,472. Centennial Fund V Investors paid $15,464,001 for 736,381 shares, Berkshire Fund IV Group paid $21,809,991 for 1,038,571 shares, PNC Venture Corp. paid $6,300,000 for 300,000 shares, Nassau Group paid an aggregate of $19,499,991 for 928,571 shares, Fay Richwhite paid $9,999,990 for 476,190 shares, Mr. Martin paid $999,999 for 47,619 shares and Mr. McKenzie paid $52,500 for 2,500 shares. The proceeds received on February 14, 1997 were used by the Company to fund a portion of its investment in CTI.

  Hutcheson Investment. In March 1997, Edward C. Hutcheson, Jr. exercised stock options for 69,000 shares of Class B Common Stock. The Company repurchased these shares and 61,687 shares of his existing Class A Common Stock for $3,422,118.

  TEA Investment. In May 1997, in connection with the Company's acquisition of the stock of TeleStructures, TEA and TeleShare, Inc. (the "TEA Companies"), the Company issued 107,142 shares of Class B Common Stock to the shareholders of the TEA Companies: 48,214 shares to Bruce W. Neurohr, 48,214 shares to Charles H. Jones and 10,714 shares to Terrel W. Pugh.

  Crown Investment. In August 1997, Robert A. Crown and Barbara Crown sold the assets of Crown Communications to, and merged CNSI and CMSI with, subsidiaries of the Company. As partial consideration for these transactions, the Crowns received 1,465,000 shares of Class B Common Stock. Robert A. Crown and Barbara Crown are both parties to the Stockholders Agreement and are subject to its restrictions.

  AHA Investment. Pursuant to a Securities Purchase Agreement, dated as of August 13, 1997, among the Company, American Home Assurance Company ("AHA"), New York Life Insurance Company ("New York Life"), The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"), PNC Venture Corp., J. Landis Martin and affiliates of AHA, the Company privately placed of 292,995 shares of its Senior Convertible Preferred Stock for an aggregate purchase price of $29,299,500, together with warrants to purchase 117,198 shares of Class B Common Stock at $37.54 per share (subject to adjustment, including weighted average antidilution adjustments). AHA and its affiliates paid $15,099,500 for 150,995 shares and warrants to purchase 60,338 shares of Class B Common Stock. New York Life and Northwestern Mutual each paid $6,000,000 for 60,000 shares and warrants to purchase 24,000 shares of Class B Common Stock. PNC Venture Corp. paid $2,000,000 for 20,000 shares and warrants to purchase 8,000 shares of Class B Common Stock. Mr. Martin paid $200,000 for 2,000 shares and warrants to purchase 800 shares of Class B Common Stock. The proceeds received on August 13, 1997 were used by the Company to fund a portion of the Crown Merger and working capital.

  Harvard Investment. Pursuant to a Securities Purchase Agreement, dated as of October 31, 1997, among the Company, Berkshire Partners Group, Centennial Fund V Investors, Nassau Group, Fay Richwhite, Harvard Private Capital Holdings, Inc. ("Harvard"), Prime VIII, L.P. ("Prime") and the prior purchasers of Senior Convertible Preferred Stock (other than affiliates of AHA), an additional 364,500 shares of Senior Convertible Preferred Stock were issued for an aggregate purchase price of $36,450,000, together with warrants to purchase 145,800 shares of Class B Common Stock at $37.54 per share (subject to adjustment, including weighted average antidilution adjustments). Berkshire Partners Group paid $3,500,000 for 35,000 shares and warrants to purchase 14,000 shares of Class B Common Stock. Centennial V Investors paid $1,000,000 for 10,000 shares and warrants to purchase 4,000 shares of Class B Common Stock. Nassau Group and Fay Richwhite each paid $2,500,000 for 25,000 shares and warrants to purchase 10,000 shares of Class B Common Stock. Harvard paid $14,950,000 for 149,500 shares and warrants to purchase 59,800 shares of Class B Common Stock. Prime paid $5,000,000 for $50,000 shares and warrants to purchase 20,000 shares of Class B Common Stock. AHA paid $1,500,000 for 15,000 shares and warrants to purchase 6,000 shares of Class B Common Stock. New York Life paid $300,000 for 3,000 shares and warrants to purchase 1,200 shares of Class B Common Stock. Northwestern Mutual paid $4,000,000 for 40,000 shares and warrants to purchase 16,000 shares of Class B Common Stock. PNC Venture Corp. paid $1,000,000 for 10,000 shares and warrants to purchase 4,000 shares of Class B Common Stock. J. Landis Martin paid $200,000 for 2,000 shares and warrants to purchase 600 shares of Class B Common Stock.

  Employee Purchases. On October 30, 1995, in connection with an employment agreement, an employee of the Company purchased 16,666 shares of Class B Common Stock from the Company at $6.00 per share. On October 1, 1996, David L. Ivy purchased 10,000 shares of Class B Common Stock from the Company at $12.00 per share. On February 3, 1997, John L. Gwyn purchased 500 shares of Class B Common Stock from the Company at $21.00 per share. On June 12, 1997, an employee of the Company purchased 500 shares of Class B Common Stock from the Company at $21.00 per share.

  Option Exercises. On July 30, 1997, Robert F. McKenzie, a director of the Company, exercised options for 1,250 shares of Class B Common Stock at an exercise price of $6.00 per share and on August 8, 1997, exercised options for 2,375 shares of Class B Common Stock at an exercise price of $21.00 per share.

  10 5/8% Senior Discount Notes due 2007. On November 20, 1997, the Company privately placed under Rule 144A and Regulation S of the Securities Act $251.0 million principal amount at maturity ($150,010,150 initial accreted value) of its 10 5/8% Senior Discount Notes due 2007, yielding net proceeds to the Company of approximately $143.7 million after deducting discounts and estimated fees and expenses. Lehman Brothers Inc. and Credit Suisse First Boston Corporation were the initial purchasers of such securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
   *1.1  --Form of Underwriting Agreement.
  **2.1  --Asset Purchase and Merger Agreement among Crown Network Systems,
          Inc., Crown Mobile Systems, Inc., Robert A. Crown, Barbara Crown and
          Castle Acquisition Corp. I, Castle Acquisition Corp. II, Castle Tower
          Holding Corp. dated July 11, 1997.
  **2.2  --First Amended and Restated Asset Purchase and Merger Agreement among
          Crown Network Systems, Inc., Crown Mobile Systems, Inc., Robert A.
          Crown, Barbara Crown and Castle Acquisition Corp. I, Castle
          Acquisition Corp. II, Castle Tower Holding Corp. dated July 11, 1997, as amended and restated on August 14, 1997.
  **2.3  --Stock Purchase Agreement by and between Castle Tower Holding Corp.,
          Bruce W. Neurohr, Charles H. Jones, Ronald J. Minnich, Ferdinand G.
          Neurohr and Terrel W. Pugh dated May 12, 1997 ("TEA Stock Purchase
          Agreement").
   *2.4  --Share Exchange Agreement among Castle Transmission Services
          (Holdings) Ltd., Crown Castle International Corp., TeleDiffusion de
          France International S.A., Digital Future Investments B.V. and
          certain shareholders of Castle Transmission Services (Holdings) Ltd.
          dated as of April 24, 1998.
  **3.1  --Certificate of Incorporation of Castle Tower Holding Corp. dated
          April 26, 1995.
  **3.2  --Certificate of Amendment of Certificate of Incorporation of Castle
          Tower Holding Corp. dated July 2, 1996.
  **3.3  --Certificate of Amendment of Certificate of Incorporation of Castle
          Tower Holding Corp. dated February 19, 1997.
  **3.4  --Certificate of Amendment of Certificate of Incorporation of Castle
          Tower Holding Corp. dated June 16, 1997.
  **3.5  --Certificate of Amendment of Certificate of Incorporation of Castle
          Tower Holding Corp. dated October 31, 1997.
  **3.6  --Amended and Restated Bylaws of Castle Tower Holding Corp. dated
          February 24, 1997.
   *3.7  --Form of Restated Certificate of Incorporation of Crown Castle
          International Corp.
   *3.8  --Form of Amended and Restated Bylaws of Crown Castle International
          Corp.
  **4.1  --Indenture between Crown Castle International Corp. and United States
          Trust Company of New York, as trustee (including exhibits).
  **4.2  --Amended and Restated Stockholders Agreement among Castle Tower
          Holding Corp., Edward C. Hutcheson, Jr., Ted B. Miller, Jr., Robert
          A. Crown and Barbara Crown and the persons listed on Schedule I thereto dated August 15, 1997.
   *4.3  --Article Fourth of Certificate of Incorporation of Castle Tower
          Holding Corp. (included in Exhibits 3.1 through 3.5).
  **4.4  --Trust Deed related to (Pounds)125,000,000 9 per cent. Guaranteed
          Bonds due 2007 among Castle Transmission (Finance) PLC, as Issuer,
          Castle Transmission International Ltd and Castle Transmission
          Services (Holdings) Ltd., as Guarantors, and The Law Debenture Trust
          Corporation p.l.c., as Trustee, dated May 21, 1997.
  **4.5  --First Supplemental Trust Deed related to (Pounds)125,000,000 9 per cent. Guaranteed Bonds due 2007 among Castle Transmission (Finance)
          PLC, as Issuer, Castle Transmission International Ltd and Castle
          Transmission Services (Holdings) Ltd, as Guarantors and The Law
          Debenture Trust Corporation p.l.c., as Trustee, dated October 17,
          1997.

 EXHIBIT
   NO.                            DESCRIPTION OF EXHIBIT
 --------                         ----------------------
    *4.6  --Specimen Certificate of Common Stock.
    *5.   --Opinion of Cravath, Swaine & Moore with respect to the legality of the Common Stock.
  **10.1  --Registration Rights Agreement by and among Crown Castle
           International Corp. and Lehman Brothers Inc. and Credit Suisse First
           Boston Corporation dated as of November 25, 1997.
  **10.2  --Loan Agreement by and among Castle Tower Corporation, KeyBank
           National Association (formerly known as "Society National Bank") and certain lenders dated April 26, 1995 ("KeyBank Loan Agreement").
  **10.3  --First Amendment to KeyBank Loan Agreement dated June 26, 1996.
  **10.4  --Second Amendment to KeyBank Loan Agreement dated January 17, 1997.
  **10.5  --Third Amendment to KeyBank Loan Agreement dated April 3, 1997.
  **10.6  --Fourth Amendment to KeyBank Loan Agreement dated October 31, 1997.
  **10.7  --Fifth Amendment to KeyBank Loan Agreement dated November 24, 1997.
  **10.8  --Amended and Restated Limited Holdco Guaranty by Crown Castle
           International Corp., in favor of KeyBank National Association, as
           Agent, dated November 25, 1997.
  **10.9  --Memorandum of Understanding regarding Management and Governance of
           Castle Tower Holding Corp. and Crown Communications, Inc. dated
           August 15, 1997.
 +**10.10 --Site Commitment Agreement between Nextel Communications, Inc. and
           Castle Tower Corporation dated July 11, 1997.
  **10.11 --Independent Contractor Agreement by and between Crown Network
           Systems, Inc. and Sprint Spectrum L.P. dated July 8, 1996, including addendum dated November 12, 1997.
 +**10.12 --Independent Contractor Agreement between Crown Network Systems,
           Inc. and Powerfone, Inc. d/b/a Nextel Communications dated September
           30, 1996.
 +**10.13 --Independent Contractor Agreement by and between APT Pittsburgh
           Limited Partnership and Crown Network Systems, Inc. dated December
           3, 1996.
 +**10.14 --Master Lease Agreement between Sprint Spectrum, L.P. and Robert
           Crown d/b/a/ Crown Communications dated June 11, 1996 ("Sprint
           Master Lease Agreement").
   *10.15 --First Amendment to Sprint Master Lease Agreement, dated July 5,
           1996 (included in Exhibit 10.14).
   *10.16 --Second Amendment to Sprint Master Lease Agreement, dated January
           27, 1997 (included in Exhibit 10.14).
 +**10.17 --Master Lease Agreement between Powerfone, Inc. d/b/a/ Nextel
           Communications and Robert A. Crown d/b/a Crown Communications dated
           October 3, 1996.
 +**10.18 --Master Lease Agreement between APT Pittsburgh Limited Partnership and Robert Crown d/b/a Crown Communications dated December 3, 1996.
 +**10.19 --Master Tower Lease Agreement between Cellco Partnership d/b/a/ Bell
           Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P. and Pennsylvania RSN
           No. 6 (II) and Robert A. Crown d/b/a/ Crown Communications dated
           December 29, 1995, as amended by a letter agreement dated as of
           October 28, 1997.
 +**10.20 --Master Tower Lease Agreement between Cellco Partnership d/b/a/ Bell
           Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P. and Pennsylvania RSN
           No. 6 (II) and Robert A. Crown d/b/a/ Crown Communications dated
           December 29, 1995, as amended by a letter agreement dated as of
           October 28, 1997.
  **10.21 --Castle Tower Holding Corp. 1995 Stock Option Plan (Third
           Restatement).

 EXHIBIT
   NO.                            DESCRIPTION OF EXHIBIT
 --------                         ----------------------
  **10.22 --Services Agreement between Castle Transmission International Ltd
           (formerly known as Castle Transmission Services Ltd) and Castle
           Tower Holding Corp. dated February 28, 1997.
  **10.23 --Shareholders' Agreement among Berkshire Fund IV Investment Corp.,
           Berkshire Investors LLC, Berkshire Partners LLC, Candover
           Investments PLC, Candover (Trustees) Limited, Candover Partners
           Limited (as general partner for 4 limited partnerships), Castle
           Tower Holding Corp., Telediffusion de France International S.A., and
           Diohold Limited (now known as Castle Transmission Services
           (Holdings) Ltd) dated January 23, 1997.
  **10.24 --First Amendment to Amended and Restated Stockholders Agreement by
           and among Crown Castle International Corp., Edward C. Hutcheson,
           Jr., Ted B. Miller, Jr., Robert A. Crown and Barbara Crown and the
           persons listed as Investors dated January 28, 1998.
  **10.25 --Third Amendment to Sprint Master Lease Agreement, dated February
           12, 1998.
   *10.26 --Form of Stockholders Agreement between Crown Castle International
           Corp. and certain stockholders listed on Schedule 1 thereto.
   *10.27 --Agreement among Castle Transmission Services (Holdings) Ltd.,
           Digital Future Investments B.V., Berkshire Partners LLC and certain shareholders of Castle Transmission Services (Holdings) Ltd. for the
           sale and purchase of certain shares of Castle Transmission Services
           (Holdings) Ltd., for the amendment of the Shareholders' Agreement in respect of Castle Transmission Services (Holdings) Ltd. and for the
           granting of certain options dated April 24, 1998.
   *10.28 --Form of Governance Agreement among Crown Castle International
           Corp., Telediffusion de France International S.A. and Digital Future
           Investments B.V.
   *10.29 --CTI Operating Agreement
   *10.30 --Form of Shareholders' Agreement among Crown Castle International
           Corp., Telediffusion de France International S.A. and Castle
           Transmission Services (Holdings) Limited.
   *10.31 --Site Sharing Agreement between National Transcommunications Limited and The British Broadcasting Corporation dated September 10, 1991.
   +10.32 --Transmission Agreement between The British Broadcasting Corporation and Castle Transmission Services Limited dated February 27, 1997.
   +10.33 --Digital Terrestrial Television Transmission Agreement between The
           British Broadcasting Corporation and Castle Transmission
           International Ltd. dated February 10, 1998.
   +10.34 --Agreement for the Provision of Digital Terrestrial Television
           Distribution and Transmission Services between British Digital
           Broadcasting plc and Castle Transmission International Ltd. dated
           December 18, 1997.
   *10.35 --Loan Amendment Agreement among Castle Transmission International,
           Castle Transmission Services (Holdings) Ltd. and certain lenders dated May 21, 1997.
   *10.36 --First Amendment to 1995 Stock Option Plan dated April 1, 1998.
   +10.37 --Contract between British Telecommunications PLC and Castle
           Transmission International Inc. for the Provision of Digital
           Terrestrial Television Network Distribution Service dated May 13,
           1998.
   +10.38 --Site Marketing Agreement dated June 25, 1998 between BellSouth
           Mobility Inc. and Crown Communication Inc.
    *11   --Computation of net loss per common share.
   *21    --Subsidiaries of Crown Castle International Corp.
 ***23.1  --Consent of KPMG Peat Marwick LLP.
 ***23.2  --Consent of Ernst & Young LLP.

 EXHIBIT
   NO.                         DESCRIPTION OF EXHIBIT
 -------                       ----------------------
    23.3 --Consent of Cravath, Swaine & Moore (included in Exhibit 5).
   *24.  --Powers of Attorney.
  **27.1 --Financial Data Schedule for the period ended December 31, 1996.
  **27.2 --Financial Data Schedule for the period ended September 30, 1997.
  **27.3 --Financial Data Schedule for the period ended December 31, 1997.
   *27.4 --Financial Data Schedule for the period ended March 31, 1998.
 ***99.1 --Consent of Michel Azibert.
 ***99.2 --Consent of Bruno Chetaille.
 ***99.3 --Consent of William A. Murphy.

--------
* To be filed by amendment.
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the Registration Statement on Form S-4 previously filed by the Registrant (Registration no. 333-47873).

*** Previously filed.
+ Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed with the Commission separately.

  (b) Financial Statement Schedules

  Schedule I--Condensed Financial Information of Registrant

  All other schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto included in this Registration Statement.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of
Texas, on this    day of   , 1998.

                                          Crown Castle International Corp.,

                                                 /s/ Charles C. Green, III

                                          By: ----------------------------------

                                              NAME: CHARLES C. GREEN, III
                                              TITLE: EXECUTIVE VICE PRESIDENT
                                              AND CHIEF FINANCIAL OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the
capacities indicated on this    day of   , 1998.

              SIGNATURE                        TITLE

                                       Chief Executive
               *                        Officer and Vice
-------------------------------------   Chairman of the
         TED B. MILLER, JR.             Board (Principal
                                        Executive Officer)

                                       President and
               *                        Director
-------------------------------------
            DAVID L. IVY

                                       Executive Vice
   /s/ Charles C. Green, III            President and Chief
-------------------------------------   Financial Officer
        CHARLES C. GREEN, III           (Principal
                                        Financial Officer)

                                       Vice President,
               *                        Chief Accounting
-------------------------------------   Officer and
        WESLEY D. CUNNINGHAM            Corporate
                                        Controller
                                        (Principal
                                        Accounting Officer)

                                       Chairman of the
               *                        Board
-------------------------------------
           CARL FERENBACH

              SIGNATURE                         TITLE

                                        Director
               *
-------------------------------------
           ROBERT A. CROWN

                                        Director
-------------------------------------
          GARTH H. GREIMANN

                                        Director
               *
-------------------------------------
           RANDALL A. HACK

                                        Director
               *.
-------------------------------------
         DAVID C. HULL, JR.

                                        Director
               *
-------------------------------------
      EDWARD C. HUTCHESON, JR.

                                        Director
               *
-------------------------------------
          J. LANDIS MARTIN

                                        Director
               *
-------------------------------------
         ROBERT F. MCKENZIE

                                        Director
               *
-------------------------------------
          JEFFREY H. SCHUTZ

 *By: /s/ Charles C. Green, III
  ---------------------------------

 CHARLES C. GREEN, III ATTORNEY-IN-
              FACT

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
   *1.1  --Form of Underwriting Agreement.
  **2.1  --Asset Purchase and Merger Agreement among Crown Network
          Systems, Inc., Crown Mobile Systems, Inc., Robert A. Crown,
          Barbara Crown and Castle Acquisition Corp. I, Castle
          Acquisition Corp. II, Castle Tower Holding Corp. dated July
          11, 1997.
  **2.2  --First Amended and Restated Asset Purchase and Merger
          Agreement among Crown Network Systems, Inc., Crown Mobile
          Systems, Inc., Robert A. Crown, Barbara Crown and Castle
          Acquisition Corp. I, Castle Acquisition Corp. II, Castle Tower
          Holding Corp. dated July 11, 1997, as amended and restated on
          August 14, 1997.
  **2.3  --Stock Purchase Agreement by and between Castle Tower Holding
          Corp., Bruce W. Neurohr, Charles H. Jones, Ronald J. Minnich,
          Ferdinand G. Neurohr and Terrel W. Pugh dated May 12, 1997
          ("TEA Stock Purchase Agreement").
   *2.4  --Share Exchange Agreement among Castle Transmission Services
          (Holdings) Ltd., Crown Castle International Corp.,
          TeleDiffusion de France International S.A., Digital Future
          Investments B.V. and certain shareholders of Castle
          Transmission Service (Holdings) Ltd. dated as of April 24,
          1998.
  **3.1  --Certificate of Incorporation of Castle Tower Holding Corp.
          dated April 26, 1995.
  **3.2  --Certificate of Amendment of Certificate of Incorporation of
          Castle Tower Holding Corp. dated July 2, 1996.
  **3.3  --Certificate of Amendment of Certificate of Incorporation of
          Castle Tower Holding Corp. dated February 19, 1997.
  **3.4  --Certificate of Amendment of Certificate of Incorporation of
          Castle Tower Holding Corp. dated June 16, 1997.
  **3.5  --Certificate of Amendment of Certificate of Incorporation of
          Castle Tower Holding Corp. dated October 31, 1997.
  **3.6  --Amended and Restated Bylaws of Castle Tower Holding Corp.
          dated February 24, 1997.
   *3.7  --Form of Restated Certificate of Incorporation of Crown Castle
          International Corp.
   *3.8  --Form of Amended and Restated Bylaws of Crown Castle
          International Corp.
  **4.1  --Indenture between Crown Castle International Corp. and United
          States Trust Company of New York, as trustee (including
          exhibits).
  **4.2  --Amended and Restated Stockholders Agreement among Castle
          Tower Holding Corp., Edward C. Hutcheson, Jr., Ted B. Miller,
          Jr., Robert A. Crown and Barbara Crown and the persons listed on Schedule I thereto dated August 15, 1997.
   *4.3  --Article Fourth of Certificate of Incorporation of Castle
          Tower Holding Corp. (included in Exhibits 3.1 through 3.5).
  **4.4  --Trust Deed related to (Pounds)125,000,000 9 per cent.
          Guaranteed Bonds due 2007 among Castle Transmission (Finance)
          PLC, as Issuer, Castle Transmission International Ltd and
          Castle Transmission Services (Holdings) Ltd., as Guarantors,
          and The Law Debenture Trust Corporation p.l.c., as Trustee,
          dated May 21, 1997.
  **4.5  --First Supplemental Trust Deed related to (Pounds)125,000,000
          9 per cent. Guaranteed Bonds due 2007 among Castle
          Transmission (Finance) PLC, as Issuer, Castle Transmission
          International Ltd and Castle Transmission Services (Holdings)
          Ltd, as Guarantors, and The Law Debenture Trust Corporation
          p.l.c., as Trustee, dated October 17, 1997.
   *4.6  --Specimen Certificate of Common Stock.

 EXHIBIT
   NO.                              DESCRIPTION                            PAGE
 --------                           -----------                            ----
    *5.   --Opinion of Cravath, Swaine & Moore with respect to the
           legality of Common Stock.
  **10.1  --Registration Rights Agreement by and among Crown Castle
           International Corp. and Lehman Brothers Inc. and Credit
           Suisse First Boston Corporation dated as of November 25,
           1997.
  **10.2  --Loan Agreement by and among Castle Tower Corporation,
           KeyBank National Association (formerly known as "Society
           National Bank") and certain lenders dated April 26, 1995
           ("KeyBank Loan Agreement").
  **10.3  --First Amendment to KeyBank Loan Agreement dated June 26,
           1996.
  **10.4  --Second Amendment to KeyBank Loan Agreement dated January 17,
           1997.
  **10.5  --Third Amendment to KeyBank Loan Agreement dated April 3,
           1997.
  **10.6  --Fourth Amendment to KeyBank Loan Agreement dated October 31,
           1997.
  **10.7  --Fifth Amendment to KeyBank Loan Agreement dated November 24,
           1997.
  **10.8  --Amended and Restated Limited Holdco Guaranty by Crown Castle
           International Corp., in favor of KeyBank National
           Association, as Agent, dated November 25, 1997.
  **10.9  --Memorandum of Understanding regarding Management and
           Governance of Castle Tower Holding Corp. and Crown
           Communications, Inc. dated August 15, 1997.
 +**10.10 --Site Commitment Agreement between Nextel Communications,
           Inc. and Castle Tower Corporation dated July 11, 1997.
 +**10.11 --Independent Contractor Agreement by and between Crown
           Network Systems, Inc. and Sprint Spectrum L.P. dated July 8,
           1996, including addendum dated November 12, 1997.
 +**10.12 --Independent Contractor Agreement between Crown Network
           Systems, Inc. and Powerfone, Inc. d/b/a Nextel Communications
           dated September 30, 1996.
 +**10.13 --Independent Contractor Agreement by and between APT
           Pittsburgh Limited Partnership and Crown Network Systems,
           Inc. dated December 3, 1996.
 +**10.14 --Master Lease Agreement between Sprint Spectrum, L.P. and
           Robert Crown d/b/a/ Crown Communications dated June 11, 1996
           ("Sprint Master Lease Agreement").
    10.15 --First Amendment to Sprint Master Lease Agreement, dated July
           5, 1996 (included in Exhibit 10.14).
    10.16 --Second Amendment to Sprint Master Lease Agreement, dated
           January 27, 1997 (included in Exhibit 10.14).
 +**10.17 --Master Lease Agreement between Powerfone, Inc. d/b/a/ Nextel
           Communications and Robert A. Crown d/b/a Crown Communications
           dated October 3, 1996.
 +**10.18 --Master Lease Agreement between APT Pittsburgh Limited
           Partnership and Robert Crown d/b/a Crown Communications dated
           December 3, 1996.
 +**10.19 --Master Tower Lease Agreement between Cellco Partnership
           d/b/a/ Bell Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P. and
           Pennsylvania RSN No. 6 (II) and Robert A. Crown d/b/a/ Crown
           Communications dated December 29, 1995, as amended by a
           letter agreement dated as of October 28, 1997.
 +**10.20 --Master Tower Lease Agreement between Cellco Partnership
           d/b/a/ Bell Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P. and
           Pennsylvania RSN No. 6 (II) and Robert A. Crown d/b/a/ Crown
           Communications dated December 29, 1995, as amended by a
           letter agreement dated as of October 28, 1997.
  **10.21 --Castle Tower Holding Corp. 1995 Stock Option Plan (Third
           Restatement).
  **10.22 --Services Agreement between Castle Transmission International
           Ltd (formerly known as Castle Transmission Services Ltd) and
           Castle Tower Holding Corp. dated February 28, 1997.

 EXHIBIT
   NO.                              DESCRIPTION                            PAGE
 --------                           -----------                            ----
  **10.23 --Shareholders' Agreement among Berkshire Fund IV Investment
           Corp., Berkshire Investors LLC, Berkshire Partners LLC,
           Candover Investments PLC, Candover (Trustees) Limited,
           Candover Partners Limited (as general partner for 4 limited partnerships), Castle Tower Holding Corp., Telediffusion de
           France International S.A., and Diohold Limited (now known as
           Castle Transmission Services (Holdings) Ltd) dated January
           23, 1997.
  **10.24 --First Amendment to Amended and Restated Stockholders
           Agreement by and among Crown Castle International Corp.,
           Edward C. Hutcheson, Jr., Ted B. Miller, Jr., Robert A. Crown
           and Barbara Crown and the persons listed as Investors dated
           January 28, 1998.
  **10.25 --Third Amendment to Sprint Master Lease Agreement, dated
           February 12, 1998.
   *10.26 --Form of Stockholders Agreement between Crown Castle
           International Corp. and certain stockholders listed on
           Schedule 1 thereto.
   *10.27 --Agreement among Castle Transmission Services (Holdings)
           Ltd., Digital Future Investments B.V., Berkshire Partners LLC
           and certain shareholders of Castle Transmission Services
           (Holdings) Ltd. for the sale and purchase of certain shares of Castle Transmission Services (Holdings) Ltd., for the
           amendment of the Shareholders' Agreement in respect of Castle
           Transmission Services (Holdings) Ltd. and for the granting of certain options, dated April 24, 1998.
   *10.28 --Form of Governance Agreement among Crown Castle
           International Corp., Telediffusion de France International
           S.A. and Digital Future Investments B.V.
   *10.29 --CTI Operating Agreement.
   *10.30 --Form of Shareholders' Agreement among Crown Castle
           International Corp., Telediffusion de France International
           S.A. and Castle Transmission Services (Holdings) Ltd.
   *10.31 --Site Sharing Agreement between National Transcommunications
           Limited and The British Broadcasting Corporation dated
           September 10, 1991.
   +10.32 --Transmission Agreement between the British Broadcasting
           Corporation and Castle Transmission Services Limited dated
           February 27, 1997.
   +10.33 --Digital Terrestrial Television Transmission Agreement
           between the British Broadcasting Corporation and Castle
           Transmission International Ltd. dated February 10, 1998.
   +10.34 --Agreement for the Provision of Digital Terrestrial
           Television Distribution and Transmission Services between
           British Digital Broadcasting plc and Castle Transmission
           International Ltd. dated December 18, 1997.
   *10.35 --Loan Amendment Agreement among Castle Transmission
           International Ltd., Castle Transmission Services (Holdings)
           Ltd. and certain lenders dated May 21, 1997.
   *10.36 --First Amendment to 1995 Stock Option Plan dated April 1,
           1998.
   +10.37 --Contract between British Telecommunications PLC and Castle
           Transmission International Ltd. for the Provision of Digital
           Terrestrial Television Network Distribution Service dated May
           13, 1998.
   +10.38 --Site Marketing Agreement dated June 25, 1998 between
           BellSouth Mobility Inc. and Crown Communication Inc.
   *11    --Computation of net loss per common share.
   *21    --Subsidiaries of Crown Castle International Corp.
 ***23.1  --Consent of KPMG Peat Marwick LLP.
 ***23.2  --Consent of Ernst & Young LLP.
    23.3  --Consent of Cravath, Swaine & Moore (included in Exhibit 5).

 EXHIBIT
   NO.                              DESCRIPTION                            PAGE
 --------                           -----------                            ----
  **24    --Powers of Attorney.
  **27.1  --Financial Data Schedule for the period ended December 31,
           1996.
  **27.2  --Financial Data Schedule for the period ended September 30,
           1997.
  **27.3  --Financial Data Schedule for the period ended December 31,
           1997.
   *27.4  --Financial Data Schedule for the period ended March 31, 1998.
 ***99.1  --Consent of Michel Azibert.
 ***99.2  --Consent of Bruno Chetaille.
 ***99.3  --Consent of William A. Murphy.

--------
*  To be filed by amendment.
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the Registration Statement on Form S-4 previously filed by the Registrant (Registration no. 333-43873).

*** Previously filed.
+ Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed with the Commission separately.